INSIDER TRADING POLICY

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 2 of 14 Table of Contents A. POLICY OVERVIEW ......................................................................................................................................... 3 B. POLICY STATEMENT ....................................................................................................................................... 3 C. PERSONS COVERED BY THIS POLICY ............................................................................................................... 5 D. TRADING COVERED BY THIS POLICY ............................................................................................................... 6 E. TRADING RESTRICTIONS ................................................................................................................................ 6 F. PROHIBITED TRANSACTIONS.......................................................................................................................... 8 G. PRE-CLEARANCE OF TRADES .......................................................................................................................... 8 H. EXCEPTIONS TO TRADING RESTRICTIONS ...................................................................................................... 8 I. 10B5-1 TRADING PLANS ............................................................................................................................... 10 J. SECTION 16 COMPLIANCE ............................................................................................................................ 10 K. VIOLATIONS OF THIS POLICY ........................................................................................................................ 10 L. PROTECTED ACTIVITY NOT PROHIBITED ...................................................................................................... 11 M. REPORTING .................................................................................................................................................. 11 N. AMENDMENTS ............................................................................................................................................. 11 EXHIBIT A REQUIREMENTS FOR TRADING PLANS .............................................................................................. 12

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 3 of 14 A. POLICY OVERVIEW Bakkt Holdings, Inc. (together with any subsidiaries, collectively the “Company”) has adopted this Insider Trading Policy (the “Policy”) to help you comply with the federal and state securities and commodities laws and regulations that govern trading in securities and to help the Company minimize its own legal and reputational risk. It is your responsibility to understand and follow this Policy. Insider trading is illegal and a violation of this Policy. In addition to your own liability for insider trading, the Company, as well as individual directors, officers and other supervisory personnel, could face liability. Even the appearance of insider trading can lead to government investigations or lawsuits that are time-consuming, expensive and can lead to criminal and civil liability, including damages and fines, imprisonment and bars on serving as an officer or director of a public company, not to mention irreparable damage to both your and the Company’s reputation. For purposes of this Policy, the Company is treating all cryptocurrencies, including but not limited to those cryptocurrencies that are or may be listed on the Company’s platform, as if they are securities. This is because certain cryptocurrencies may be deemed to be securities for purposes of federal securities laws and it is possible that such cryptocurrency listings and other services could provide certain employees information that allows the employee to take advantage of shifts in pricing based on announcements regarding the Company’s services. For purposes of this Policy, the Company’s General Counsel serves as the Compliance Officer. The Compliance Officer may designate others, from time to time, to assist with the execution of his or her duties under this Policy. B. POLICY STATEMENT 1. No Trading on Material Nonpublic Information. It is illegal for anyone to trade in securities on the basis of material nonpublic information. If you are in possession of material nonpublic information about the Company, you are prohibited from: a. using it to transact in securities of the Company; b. disclosing it to other directors, officers, employees, consultants, contractors, agents or other service providers whose roles do not require them to have the information; c. disclosing it to anyone outside of the Company, including family, friends, business associates, investors or consulting firms, without prior written authorization from the Compliance Officer; or d. using it to express an opinion or make a recommendation about trading in the Company’s securities. In addition, if you learn of material nonpublic information through your service with the Company that could be expected to affect the trading price of the securities of another company, you cannot (x) use that information to trade, directly or indirectly through others, or (y) provide that information to another person in order to trade, in the securities of that other company. Any such action will be deemed a violation of this Policy. 2. No Disclosure of Confidential Information. You may not at any time disclose material nonpublic information about the Company or about another company that you obtained in connection with

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 4 of 14 your service with the Company to friends, family members or any other person or entity that the Company has not authorized to know such information. In addition, you must handle the confidential information of others in accordance with any related non-disclosure agreements and other obligations that the Company has with them and you must limit your use of the confidential information to the purpose for which it was disclosed. If you receive an inquiry for information from someone outside of the Company, such as a stock analyst, or a request for sensitive information outside the ordinary course of business from someone outside of the Company, such as a business partner, vendor, supplier or salesperson, then you should refer the inquiry to the Compliance Officer. Responding to a request yourself may violate this Policy and, in some circumstances, the law. Please consult the Company’s External Communications Policy for more details. 3. Definition of Material Nonpublic Information. “Material information” means information that a reasonable investor would be substantially likely to consider important in deciding whether to buy, hold or sell securities or would view as significantly altering the total mix of information available in the marketplace about the issuer of the securities. In general, any information that could reasonably be expected to affect the market price of a security is likely to be material. Either positive or negative information may be material. It is not possible to define all categories of “material” information. However, some examples of information that could be regarded as material include, but are not limited to: a. financial results, key metrics, financial condition, earnings pre-announcements, guidance, projections or forecasts, particularly if inconsistent with the Company’s guidance or the expectations of the investment community; b. restatements of financial results, or material impairments, write-offs or restructurings; c. changes in independent auditors, or notification that the Company may no longer rely on an audit report; d. business plans or budgets; e. creation of significant financial obligations, or any significant default under or acceleration of any financial obligation; f. impending bankruptcy or financial liquidity problems; g. significant developments involving business relationships, including execution, modification or termination of significant agreements or orders with customers, suppliers, distributors, manufacturers or other business partners; h. significant information relating to the operation of product or service, such as new products or services, major modifications or performance issues, defects or recalls, significant pricing changes or other announcements of a significant nature; i. significant developments in research and development or relating to intellectual property; j. significant legal or regulatory developments, whether positive or negative, actual or threatened, including litigation or resolving litigation;

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 5 of 14 k. major events involving the Company’s securities, including calls of securities for redemption, adoption of stock repurchase programs, option repricings, stock splits, changes in dividend policies, public or private securities offerings, modification to the rights of security holders or notice of delisting; l. significant corporate events, such as a pending or proposed merger, joint venture or tender offer, a significant investment, the acquisition or disposition of a significant business or asset or a change in control of the Company; m. major personnel changes, such as changes in senior management or employee layoffs; n. information related to whether or when a cryptocurrency will be listed on or delisted from an exchange (including an exchange operated by the Company) or will become eligible or ineligible for services provided by the Company or an affiliate that might affect the asset’s liquidity, usability, or value generally; o. data breaches or other cybersecurity events; p. updates regarding any prior material disclosure that has materially changed; and q. the existence of a special blackout period. “Material nonpublic information” means material information that is not generally known or made available to the public. Even if information is widely known throughout the Company, it may still be nonpublic. Generally, in order for information to be considered public, it must be made generally available through media outlets or publicly available filings. After the release of information, a reasonable period of time must elapse in order to provide the public an opportunity to absorb and evaluate the information provided. As a general rule, at least one full trading day must pass after the dissemination of information before such information is considered public. As a rule of thumb, if you think something might be material nonpublic information, it probably is. You can always reach out to the Compliance Officer if you have questions. C. PERSONS COVERED BY THIS POLICY This Policy applies to you if you are a director, officer, employee, consultant, contractor, agent or other service provider (for example, auditor or attorney) of the Company, both inside and outside of the United States. To the extent applicable to you, this Policy also covers your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law, provided you share the same household, and includes adoptive relationships (each, an “Immediate Family Member”), persons with whom you share a household, persons who are your economic dependents and any entity whose transactions in securities you influence, direct or control; provided, however, that the Policy shall not apply to any such entity that engages in the investment of securities in the ordinary course of its business (e.g., an investment fund or partnership) if such entity has established its own insider trading controls and procedures in compliance with applicable securities laws. You are responsible for making sure that these other individuals and entities comply with this Policy. This Policy continues to apply even if you leave the Company or are otherwise no longer affiliated with or providing services to the Company, for as long as you remain in possession of material nonpublic

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 6 of 14 information. In addition, if you are subject to a trading blackout under this Policy at the time you leave the Company, you must abide by the applicable trading restrictions until at least the end of the relevant blackout period. D. TRADING COVERED BY THIS POLICY Except as discussed in Section H (Exceptions to Trading Restrictions), this Policy applies to all transactions involving the Company’s securities, other companies’ securities and cryptocurrencies for which you possess material nonpublic information obtained in connection with your service with the Company. This Policy therefore applies to: 1. any purchase, sale, loan or other transfer or disposition of (a) any equity securities (including common stock, options, restricted stock units, warrants and preferred stock) and debt securities (including debentures, bonds and notes) of the Company and such other companies, or (b) cryptocurrencies, whether direct or indirect (including transactions made on your behalf by money managers); 2. any disposition in the form of a gift of any securities of the Company; 3. any other arrangement that generates gains or losses from or based on changes in the prices of such securities including derivative securities (for example, exchange-traded put or call options, swaps, caps and collars), hedging and pledging transactions, short sales and certain arrangements regarding participation in benefit plans; and 4. any offer to engage in the transactions discussed above. There are no exceptions from insider trading laws or this Policy based on the size of the transaction or the type of consideration received. E. TRADING RESTRICTIONS Subject to the exceptions set forth below, this Policy restricts trading during certain periods and by certain people as follows: 1. Quarterly Blackout Periods for Company Equity and Debt. Except as discussed in Section H (Exceptions to Trading Restrictions), all persons covered by this Policy, as set forth in Section C above and such other persons as may be identified from time to time, who shall be informed by the Compliance Officer that they are listed on the covered persons list maintained by the Compliance Officer (the “Covered Persons List”), must refrain from conducting transactions involving the Company’s securities during quarterly blackout periods. Quarterly blackout periods also cover your Immediate Family Members, persons with whom you share a household, persons who are your economic dependents, and any entity whose transactions in securities you influence, direct or control. Quarterly blackout periods will start at the end of the fifteenth (15th) day of the third month of each fiscal quarter and will end at the completion of the first full trading day following the Company’s earnings release. The prohibition against trading during the blackout period also means that brokers cannot fulfill open orders on your behalf or on behalf of your Immediate Family Members, persons with whom you share a household, persons who are your economic dependents, or any entity whose transactions in securities you influence, direct or control, during the blackout period, including “limit orders” to buy or sell stock at a specific price or better and “stop orders” to buy or sell stock once the price of the stock reaches a specified price. If

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 7 of 14 you are subject to blackout periods or pre-clearance requirements, you should so inform any broker with whom such an open order is placed at the time it is placed. From time to time, the Company may identify other persons who should be subject to quarterly blackout periods, and the Compliance Officer may update and revise the Covered Persons List. 2. Cryptocurrency Blackouts. Except as discussed in Section H (Exceptions to Trading Restrictions), all persons covered by this Policy, as set forth in Section C above, must refrain from conducting transactions involving cryptocurrencies that the Company or an affiliate of the Company expects to change the listing status of or the services it provides with respect to such cryptocurrencies (a “Cryptocurrency Blackout”). Each Cryptocurrency Blackout will begin and end on the dates and times provided by the Company from time to time, which notice shall be given to at least one day in advance of the beginning of the applicable Cryptocurrency Blackout. Cryptocurrency Blackout periods also cover your Immediate Family Members, persons with whom you share a household, persons who are your economic dependents, and any entity whose transactions in securities you influence, direct or control. The prohibition against trading during the blackout period also means that any broker or exchange facilitating a trade cannot fulfill open orders on your behalf or on behalf of your Immediate Family Members, persons with whom you share a household, persons who are your economic dependents, or any entity whose transactions in securities you influence, direct or control, including “limit orders” to buy or sell cryptocurrency at a specific price or better and “stop orders” to buy or sell cryptocurrency once the price of the asset reaches a specified price. You should so inform any broker or exchange with whom such an open order is placed at the time it is placed. You are responsible for notifying any broker or exchange to cease trading at the time a Cryptocurrency Blackout is announced. 3. Special Blackout Periods. The Company always retains the right to impose additional or longer trading blackout periods at any time on any or all of its directors, officers, employees, consultants, advisors, contractors, agents and other service providers. The Compliance Officer will notify you in writing if you are subject to a special blackout period. If you are notified that you are subject to a special blackout period, you may not engage in any transaction involving the Company’s securities until the special blackout period has ended other than the transactions that are covered by the exceptions below. You also may not disclose to anyone else that the Company has imposed a special blackout period. To the extent applicable to you, special blackout periods also cover your Immediate Family Members, persons with whom you share a household, persons who are your economic dependents, and any entity whose transactions in securities you influence, direct or control. 4. Regulation BTR Blackouts. Directors and officers may also be subject to trading blackouts pursuant to Regulation Blackout Trading Restriction, or Regulation BTR, under U.S. federal securities laws. In general, Regulation BTR prohibits any director or officer from engaging in certain transactions involving the Company’s securities during periods when 401(k) plan participants are prevented from purchasing, selling or otherwise acquiring or transferring an interest in certain securities held in individual account plans. Any profits realized from a transaction that violates Regulation BTR are recoverable by the Company, regardless of the intentions of the director or officer effecting the transaction. In addition, individuals who engage in such transactions are subject to sanction by the SEC as well as potential criminal liability. The Company will notify directors and officers if they are subject to a blackout trading restriction under Regulation BTR. Failure to comply with an applicable trading blackout in accordance with Regulation BTR is a violation of law and this Policy. 5. Possession of Material Non-Public Information. Except as described in Section H (Exceptions to Trading Restrictions), notwithstanding the existence of any blackout period described herein, you may not

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 8 of 14 trade at any time if you are in possession of material nonpublic information. F. PROHIBITED TRANSACTIONS You may not engage in any of the following types of transactions other than as noted below, regardless of whether you have material nonpublic information or not. 1. Short Sales. You may not engage in short sales (meaning the sale of a security that must be borrowed to make delivery) or “sell short against the box” (meaning the sale of a security with a delayed delivery) if such sales involve the Company’s securities. 2. Derivative Securities and Hedging Transactions. You may not, directly or indirectly, (a) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than stock options, restricted stock units and other compensatory awards issued to you by the Company) or (b) purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities either (i) granted to you by the Company as part of your compensation or (ii) held, directly or indirectly, by you. 3. Pledging Transactions. You may not pledge the Company’s securities as collateral for any loan or as part of any other pledging transaction. 4. Margin Accounts. You may not hold the Company’s common stock in margin accounts. G. PRE-CLEARANCE OF TRADES 1. Pre-clearance of Trades in Company Securities The Company’s directors and officers and any other persons identified on the Covered Persons List as being subject to pre-clearance requirements must obtain pre-clearance prior to trading the Company’s securities. If you are subject to pre-clearance requirements, you should submit a pre-clearance request in the form provided by the Compliance Officer prior to your desired trade date. The person requesting pre-clearance will be asked to certify that he or she is not in possession of material nonpublic information about the Company. The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If the Compliance Officer is the requester, then the Company’s Chief Executive Officer, Chief Financial Officer, or their delegate, must pre-clear or deny any trade. All trades must be executed within two business days of any pre-clearance. Even after preclearance, a person may not trade the Company’s securities if they become subject to a blackout period or aware of material nonpublic information prior to the trade being executed. H. EXCEPTIONS TO TRADING RESTRICTIONS There are no unconditional “safe harbors” for trades made at particular times, and all persons subject to this Policy should exercise good judgment at all times. Even when a quarterly blackout period is not in effect, you may be prohibited from engaging in transactions involving the Company’s securities because you possess material nonpublic information, are subject to a special blackout period or are otherwise restricted under this Policy.

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 9 of 14 Other than the limited exceptions set forth below, any other exceptions to this Policy must be approved by the Compliance Officer, in consultation with the Company’s board of directors or an independent committee of the board of directors. The following are certain limited exceptions to the blackout period restrictions and pre-clearance requirements imposed by the Company under this Policy: 1. stock option exercises where the purchase price of such stock options is paid in cash and there is no other associated market activity; 2. receipt and vesting of stock options, restricted stock units, restricted stock or other equity compensation awards from the Company; 3. net share withholding with respect to equity awards where shares are withheld by the Company in order to satisfy tax withholding requirements (x) as required by either the Company’s board of directors (or a committee thereof) or the award agreement governing such equity award or (y) as you elect, if permitted by the Company, so long as the election is irrevocable and made in writing at a time when a trading blackout is not in place and you are not in possession of material nonpublic information; 4. sell to cover transactions where shares are sold on your behalf upon vesting of equity awards and sold in order to satisfy tax withholding requirements (x) as required by either the Company’s board of directors (or a committee thereof) or the award agreement governing such equity award or (y) as you elect, if permitted by the Company, so long as the election is irrevocable and made in writing at a time when a trading blackout is not in place and you are not in possession of material nonpublic information; however, this exception does not apply to any other market sale for the purposes of paying required withholding; 5. transactions made pursuant to a valid 10b5-1 trading plan approved by the Company (see below); 6. purchases of the Company’s stock in the 401(k) plan resulting from periodic contributions to the plan based on your payroll contribution election; provided, however, that the blackout period restrictions and pre-clearance requirements do apply to elections you make under the 401(k) plan to (a) increase or decrease the amount of your contributions under the 401(k) plan if such increase or decrease will increase or decrease the amount of your contributions that will be allocated to a Company stock fund, (b) increase or decrease the percentage of your contributions that will be allocated to a Company stock fund, (c) move balances into or out of a Company stock fund, (d) borrow money against your 401(k) plan account if the loan will result in liquidation of some or all of your Company stock fund balance, and (e) prepay a plan loan if the pre-payment will result in the allocation of loan proceeds to a Company stock fund; 7. transfers by will or the laws of descent or distribution and, provided that prior written notice is provided to the Compliance Officer, distributions or transfers (such as certain tax planning or estate planning transfers) that effect only a change in the form of beneficial interest without changing your pecuniary interest in the Company’s securities; and 8. changes in the number of the Company’s securities you hold due to a stock split or a stock dividend that applies equally to all securities of a class, or similar transactions. If there is a Regulation BTR blackout (and no quarterly or special blackout period), then the limited exceptions set forth in Regulation BTR will apply. Please be aware that even if a transaction is subject to an exception to this Policy, you will need to separately assess whether the transaction complies with applicable law.

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 10 of 14 I. 10B5-1 TRADING PLANS The Company permits its directors, officers and employees to adopt written 10b5-1 trading plans in order to mitigate the risk of trading on material nonpublic information. These plans allow for individuals to enter into a prearranged trading plan as long as the plan is not established or modified during a blackout period or when the individual is otherwise in possession of material nonpublic information. To be approved by the Company and qualify for the exception to this Policy, any 10b5-1 trading plan adopted by a director, officer or employee must be submitted to the Compliance Officer for approval and comply with the requirements set forth in the Requirements for Trading Plans attached as Exhibit A. If the Compliance Officer is the requester, then the Company’s Chief Executive Officer, Chief Financial Officer, or their delegate, must approve the written 10b5-1 trading plan. J. SECTION 16 COMPLIANCE All of the Company’s officers and directors and certain other individuals are required to comply with Section 16 of the Securities and Exchange Act of 1934 and related rules and regulations that set forth reporting obligations, limitations on “short swing” transactions, which are certain matching purchases and sales of the Company’s securities within a six-month period, and limitations on short sales. To ensure transactions subject to Section 16 requirements are reported on time, each person subject to these requirements must provide the Company with detailed information (for example, trade date, number of shares, exact price, etc.) about his or her transactions involving the Company’s securities. The Company is available to assist in filing Section 16 reports, but the obligation to comply with Section 16 is personal. If you have any questions, you should check with the Compliance Officer. K. VIOLATIONS OF THIS POLICY Company directors, officers, employees, consultants, advisors, contractors, agents and other service providers who violate this Policy will be subject to disciplinary action by the Company, including ineligibility for future Company equity or incentive programs or termination of employment or an ongoing relationship with the Company. The Company has full discretion to determine whether this Policy has been violated based on the information available. There are also serious legal consequences for individuals who violate insider trading laws, including large criminal and civil fines, significant imprisonment terms and disgorgement of any profits gained or losses avoided. You may also be liable for improper securities trading by any person (commonly referred to as a “tippee”) to whom you have disclosed material nonpublic information that you have learned through your position at the Company or made recommendations or expressed opinions about securities trading on the basis of such information. Please consult with your personal legal and financial advisors as needed. Note that the Company’s legal counsel, both internal and external, represent the Company and not you personally. There may be instances where you suffer financial harm or other hardship or are otherwise required to forego a planned transaction because of the restrictions imposed by this Policy or under securities laws. If you were aware of the material nonpublic information at the time of the trade, it is not a defense that you did not “use” the information for the trade. Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse your failure to comply with this Policy. In addition, a blackout or trading-restricted period will not extend the term of your options. As a consequence, you may be prevented from exercising your options by this Policy or as a result of a blackout or other restriction on your trading, and as a result your options may expire by their term. It is your responsibility to manage your economic interests

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 11 of 14 and to consider potential trading restrictions when determining whether to exercise your options. In such instances, the Company cannot extend the term of your options and has no obligation or liability to replace the economic value or lost benefit to you. L. PROTECTED ACTIVITY NOT PROHIBITED Nothing in this Policy, or any related guidelines or other documents or information provided in connection with this Policy, shall in any way limit or prohibit you from engaging in any of the protected activities set forth in the Company’s Whistleblower Policy, as amended from time to time. M. REPORTING If you believe someone is violating this Policy or otherwise using material nonpublic information that they learned through their position at the Company to trade securities, you should report it to the Compliance Officer, or if the Compliance Officer is implicated in your report, then you should report it in accordance with the Company’s Whistleblower Policy. N. AMENDMENTS The Company reserves the right to amend this Policy at any time, for any reason, subject to applicable laws, rules and regulations, and with or without notice, although it will attempt to provide notice in advance of any change. Unless otherwise permitted by this Policy, any amendments must be approved by the Board of Directors of the Company.

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 12 of 14 EXHIBIT A REQUIREMENTS FOR TRADING PLANS For transactions under a trading plan to be exempt from (A) the prohibitions in the Company’s Insider Trading Policy (the “Policy”) of Bakkt Holdings, Inc. (together with any subsidiaries, collectively the “Company”) with respect to transactions made while aware of material nonpublic information and (B) the pre-clearance procedures and blackout periods established under the Policy, the trading plan must comply with the affirmative defense set forth in Exchange Act Rule 10b5-1 and must meet the following requirements (collectively, the “Trading Plan Requirements”): 1. The trading plan must be in writing and signed by the person adopting the trading plan. 2. The trading plan must be adopted at a time when: a. the person adopting the trading plan is not aware of any material nonpublic information; and b. there is no quarterly, special or other trading blackout in effect with respect to the person adopting the plan. 3. The trading plan must be entered in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, and the person adopting the trading plan must act in good faith with respect to the trading plan. 4. The trading plan must include representations that, on the date of adoption of the trading plan, the person adopting the trading plan: a. is not aware of material nonpublic information about the securities or the Company; and b. is adopting the trading plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. 5. The person adopting the trading plan may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the trading plan and must agree not to enter into any such transaction while the trading plan is in effect. 6. The first trade under the trading plan may not occur until the expiration of a cooling-off period consisting of the later of (a) 90 calendar days after the adoption of the trading plan and (b) two business days after the filing by the Company of its financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the trading plan was adopted (but, in any event, this required cooling-off period is subject to a maximum of 120 days after adoption of the trading plan). 7. The trading plan must have a minimum term of one year (starting from the date of adoption of the trading plan). 8. No transactions may occur during the term of the trading plan (except for the “Exceptions to Trading Restrictions” identified in the Policy and bona fide gifts) except for those transactions specified in the trading plan. In addition, the person adopting the trading plan may not have an outstanding (and may not subsequently enter into any additional) trading plan except as permitted by Rule 10b5-1. For example, as

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 13 of 14 contemplated by Rule 10b5-1, a person may adopt a new trading plan before the scheduled termination date of an existing trading plan, so long as the first scheduled trade under the new trading plan does not occur prior to the last scheduled trade(s) of the existing trading plan and otherwise complies with these guidelines. Termination of the existing trading plan prior to its scheduled termination date may impact the timing of the first trade or the availability of the affirmative defense for the new trading plan; therefore, persons adopting a new trading plan are advised to exercise caution and consult with the Compliance Officer prior to the early termination of an existing trading plan. 9. Any modification or change to the amount, price or timing of transactions under the trading plan is deemed the termination of the trading plan, and the adoption of a new trading plan (“Modification”). Therefore, a Modification must be submitted to the Compliance Officer for approval in accordance with Section I of the Policy and is subject to the same conditions as a new trading plan as set forth in Sections 1 through 8 herein. 10. Within the one year preceding the adoption or a Modification of a trading plan, a person may not have otherwise adopted or made a Modification to a plan more than once. 11. A person may adopt a trading plan designed to cover a single trade only once in any consecutive 12-month period except as permitted by Rule 10b5-1. 12. If the person that adopted the trading plan terminates the plan prior to its stated duration, he or she may not trade in the Company’s securities until after the expiration of 30 calendar days following termination, and then only in accordance with the Policy. 13. The Company must be promptly notified of any termination of the trading plan, including any suspension of trading under the trading plan. 14. The Company must have authority to require the suspension of the plan if there are legal, regulatory or contractual restrictions applicable to the Company or the person that adopted the trading plan, or to require the cancellation of the trading plan at any time, subject to any reasonable broker notice requirements as may be set forth in the trading plan. 15. If the trading plan grants discretion to a stockbroker or other person with respect to the execution of trades under the trading plan: a. the person adopting the trading plan may not exercise any subsequent influence over how, when or whether to effect purchases or sales under the plan; b. the person adopting the trading plan may not confer with the person administering the trading plan regarding the Company or its securities; and c. the person administering the trading plan must provide prompt notice to the Company of the execution of a transaction pursuant to the plan. 16. All transactions under the trading plan must be in accordance with applicable law. 17. Any exceptions to the Trading Plan Requirements must be approved by the Compliance Officer or, in the case of directors and officers who are subject Section 16 of the Securities Exchange Act of 1934, by the Compliance Officer, in consultation with the Company’s board of directors, chair of the board of directors, an independent committee of the board of directors or the chair of such independent committee.

BAKKT HOLDINGS, INC. INSIDER TRADING POLICY Bakkt Confidential Page 14 of 14 18. The trading plan (including any Modification) must meet such other requirements as the Compliance Officer may determine.